UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd

Petaluma, CA 94954

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2012, Enphase Energy, Inc. (the “Company”) entered into a new $50.0 million revolving credit facility (the “Revolver”) with Wells Fargo Bank, N.A. (“Wells”). The Revolver replaces the Company’s previous $33.0 million revolving line of credit with Bridge Bank, National Association and Comerica Bank, which was terminated concurrently with entering into the Revolver, and under which no loans were outstanding at the time of such termination. The Revolver matures on November 7, 2015. The amount of loans available to be drawn under the Revolver is based on a borrowing base that is based on the Company’s eligible domestic accounts receivable and domestic inventory, less customary reserves. Wells and Hercules Technology Growth Capital, Inc. (“Hercules”) are party to an intercreditor agreement, pursuant to which Hercules has a first lien on certain assets of the Company and a second priority on other assets of the Company. Subject to the intercreditor agreement, loans under the Revolver are secured by a pledge of substantially all assets of the Company other than intellectual property. Loans under the Revolver are not guaranteed by any of the Company’s existing subsidiaries, nor have any existing subsidiaries of the Company pledged any of their assets to secure such loans. Loans under the Revolver bear interest in cash at an annual rate equal to, at the company’s option, either LIBOR or a “base rate” that is comprised of, among other things, the prime rate, plus a margin that is between 2.5% and 3.5% (in the case of LIBOR borrowings) or 1.5% and 2.5% (in the case of base rate borrowings), in each case depending on undrawn availability under the Revolver. Loans drawn in Euros or U.K. Pounds Sterling will bear additional interest equal to 0.75% annually. The Revolver contains customary affirmative and negative covenants and events of default, and requires the Company to maintain at least $15.0 million of liquidity at all times, of which at least $8 million must be undrawn availability; provided that the Company can make a one-time election to permanently convert the liquidity covenant into a minimum fixed charge covenant, which would require that the Company maintain a minimum fixed charge coverage ratio of 1.1:1.0. As of November 13, 2012, the Company has not drawn any loans under the Revolver. The foregoing description of the Revolver is not intended to be complete and is qualified in its entirety by reference to the full text of the Revolver, a copy of which is filed as Exhibit 10.1 hereto.

On November 7, 2012, the Company also entered into a loan and security agreement with Hercules, pursuant to which Hercules agreed to make an initial term loan of $7.4 million and, upon the Company’s request, an additional $15.6 million of term loans. Borrowings of the initial term loan and the additional term loans are subject to certain customary conditions precedent (including, in the case of the additional term loan, year-to-date achievement of at least 70% of projected EBITDA and revenue), and are only available for drawing during the 15-day period following delivery to Hercules of the company’s quarterly financial statements for fiscal year 2013. In addition, the additional term loans must be drawn, if at all, not later than March 31, 2014. The Company will use the proceeds of the initial term loan to replenish cash on hand, which had previously been used by the Company to repay the approximately $7.5 million in outstanding term loans owed to Horizon Technology Finance Corporation (“Horizon”). The prior facility with Horizon was terminated concurrently with repayment of the loans outstanding thereunder. Loans under the Hercules facility bear interest at an annual rate equal to the higher of (i) the prime rate plus 8.25% or (b) 11.5%. All loans under the Hercules facility will mature on August 1, 2016. Interest is payable in cash on a monthly basis, and the loans will amortize in equal monthly installments commencing on March 1, 2014, in the case of the initial term loan, and on December 1, 2013, in the case of additional term loans (or, if no additional term loan is drawn until after December 1, 2013, then the month following the drawing of such additional loan). The Hercules facility contains customary affirmative and negative covenants and events of default, but does not include any financial maintenance covenants. The Company may prepay loans under the Hercules in full (but not in part), subject to prepayment charges of 3%, 2% and 1% during the first, second and third years, respectively, after the closing date (in the case of the initial term loan) or the first drawing of additional term loans, as applicable. Subject to the intercreditor agreement discussed in the preceding paragraph, loans under the Hercules facility are secured by a pledge of substantially all assets of the Company other than intellectual property. Loans under the Hercules facility are not guaranteed by any of the Company’s existing subsidiaries, nor have any existing subsidiaries of the Company pledged any of their assets to secure such loans. The foregoing description of the Hercules facility is not intended to be complete and is qualified in its entirety by reference to the full text of the Hercules facility, a copy of which is filed as Exhibit 10.2 hereto.

Item 1.02. Termination of a Material Definitive Agreement.

The information in Item 1.01 above with respect to the termination of the loan facilities with Bridge Bank, Comerica Bank and Horizon is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Credit Agreement by and among the lenders identified on the signature pages thereof, Wells Fargo Bank, N.A., as an agent for the lenders, and Enphase Energy, Inc. dated November 7, 2012.

10.2	Loan and Security Agreement by and between Enphase Energy, Inc., certain of it subsidiaries and Hercules Technology Growth Capital, Inc. dated November 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2012	ENPHASE ENERGY, INC.

	By:	/s/ Kris Sennesael
Kris Sennesael
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Credit Agreement by and among the lenders identified on the signature pages thereof, Wells Fargo Bank, N.A., as an agent for the lenders, and Enphase Energy, Inc. dated November 7, 2012.

10.2	Loan and Security Agreement by and between Enphase Energy, Inc., certain of it subsidiaries and Hercules Technology Growth Capital, Inc. dated November 7, 2012.